SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 6, 1998 (Date of Earliest Event Reported: June 22, 1998)

                                RIGL CORPORATION
______________________________________________________________________________
             (Exact name of registrant as specified in its charter)

          Nevada                    0-24217                   85-0206668
______________________________________________________________________________
(State or other jurisdiction   (Commission File. No.)     (IRS Employer
of Incorporation)                                        Identification No.)

7501 North 16th Street - Suite 200
Phoenix, Arizona                                              85020
______________________________________________________________________________
(Address of Principal Executive Office)                      (Zip Code)

Registrant's Telephone Number, including Area Code: (602) 906-1924

                     Renaissance International Group, Ltd.
______________________________________________________________________________
         (Former name or former address if changed since last report.)

ITEM 5. Other Events

On June 22, 1998, the Registrant held its duly noticed Meeting of Stockholders in Mesa, Arizona. The following events transpired at the Meeting that the Management of the Registrant deems of importance to security holders:

The Shareholders approved a change of the Registrant's name from Renaissance International Group, Ltd. to RIGL Corporation. The Registrant has amended its Certificate of Incorporation with the Secretary of State of Nevada to effect this name change.

The Shareholders approved a change to the Registrant's charter to increase the authorized shares of common stock from 25,000,000 to 50,000,000. The Registrant has amended its Certificate of Incorporation with the Secretary of State of Nevada to effect this change.

The Shareholders approved the adoption of the RIGL Long Term
Incentive Plan and the allocation of 1,500,000 shares to this plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

July 6, 1998

RIGL CORPORATION
/s/ John A Williams
John A. Williams, Chief Financial Officer